Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

As registered independent certified public accountants, we hereby consent to corporation by reference in this  Registration Statement on  Form S-8 of our report, which includes an explanatory paragraph regarding the substantial doubt about the company’s ability to continue as a going concern, dated August 14, 2008, included in  Global Investor Services, Inc. (formerly TheRetirementSolution.com, Inc.) Annual  Report on Form 10-KSB for the year ended March 31, 2008, and to all references to our firm under caption Experts appearing in this Registration Statement.

/s/ RBSM LLP

October 8, 2008